CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 520 and Amendment No. 523 to the Registration Statement on Form N-1A of Stance Sustainable Beta ETF, a series of EA Series Trust and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of AXS Change Finance ESG ETF, formerly a series of shares of Investment Managers Series Trust II, appearing in Form N-CSR for the year ended March 31, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 29, 2025